UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2004

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On December 9, 2004, the Compensation Committee of the Board of Directors of GTC Biotherapeutics, Inc. (“GTC”) approved the grant of options to purchase shares of GTC’s common stock to all employees of GTC, including options to purchase 1,000 shares granted to each of GTC’s executive officers. The options were granted pursuant to the terms and conditions of GTC’s 2002 Equity Incentive Plan (as Amended and Restated) and GTC’s standard option terms; provided, however, that upon the satisfaction of certain conditions relating to GTC’s ATryn program the vesting of the options in this grant may be fully accelerated. The exercise price of each of these options is $2.25 per share, based on a premium to the current price of GTC common stock on the date of grant.

In addition, upon recommendation of the Compensation Committee, the Board of Directors also reviewed compensation for non-employee directors and approved the following changes: 1) meeting fees were increased to $1,000 per meeting of the Board of Directors, Compensation Committee or Audit Committee attended in person, and $500 per meeting attended by conference telephone call, and 2) the annual fees for members of the Audit Committee were increased to $6,000 for the Chair of the Committee and $3,000 for each other member of the Audit Committee.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2004, the Board of Directors of GTC elected Michael J. Landine and Kenneth A. Bauer, M.D. as additional directors of GTC. Mr. Landine will serve as a Director until GTC’s 2007 Annual Meeting of Shareholders and his successor is duly elected and qualified and Dr. Bauer will serve as Director until GTC’s 2006 Annual Meeting of Shareholders and his successor is duly elected and qualified.

As Directors, Mr. Landine and Dr. Bauer are entitled to the standard compensation for non-employee directors, namely options to purchase 7,500 shares for each year of their term or any portion thereof in the case of a period of less than a year after election. Accordingly, Mr. Landine received an initial grant of 22,500 options to purchase shares of GTC’s common stock for his elected term ending in 2007 and Dr. Bauer received an initial grant of 15,000 options to purchase shares of GTC’s common stock for his elected term ending in 2006. Annually, Mr. Landine and Dr. Bauer shall receive the non-employee director retainer of $12,000, payable in quarterly installments, plus customary meeting fees and expenses and committee fees if either of them is subsequently elected to serve on any of the standing committees of the Board of Directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: December 15, 2004	By:	/s/ John B. Green
John B. Green
Senior Vice President and Chief Financial Officer

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